Exhibit 24(f)(1)

duke energy PROGRESS, LLC

Power of Attorney

Registration Statements on Form S-3

The undersigned Duke Energy Progress, LLC, a North Carolina limited liability company and certain of its officers and directors, do each hereby constitute and appoint Karl W. Newlin, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Progress, LLC on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 22nd day of September 2022.

DUKE ENERGY PROGRESS, LLC
(Registrant)

By:	/s/ Lynn J. Good
	Name:	Lynn J. Good
	Title:	Director and Chief Executive Officer

ATTEST:

/s/ Kenna C. Jordan
Kenna C. Jordan
Assistant Corporate Secretary

Signature	Title

/s/ Lynn J. Good	Director and Chief Executive Officer
Lynn J. Good	(Principal Executive Officer)

/s/ Brian D. Savoy	Executive Vice President and Chief Financial Officer
Brian D. Savoy	(Principal Financial Officer)

/s/ Cynthia S. Lee	Vice President, Chief Accounting Officer and Controller
Cynthia S. Lee	(Principal Accounting Officer)

/s/ Kodwo Ghartey-Tagoe	Director
Kodwo Ghartey-Tagoe

/s/ R. Alexander Glenn	Director
R. Alexander Glenn

/s/ Dhiaa M. Jamil	Director
Dhiaa M. Jamil

/s/ Julia S. Janson	Director
Julia S. Janson